UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 19, 2006 (June 15, 2006)
Date of Report (Date of earliest event reported)

___________________
COMPETITIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8696	36-2664428
(State or other jurisdiction of incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

1960 Bronson Road, Fairfield, Connecticut 06824
(Address of principal executive offices)                   (Zip Code)

(203) 255-6044
(Registrant’s telephone number, including area code)

________________________
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 19, 2006, Competitive Technologies, Inc. (“CTT”) announced that that the United States Court of Appeals for the Federal Circuit ruled in favor of Fujitsu and against Competitive Technologies, Inc. and the Board of Trustees of the University of Illinois in a patent infringement case involving plasma display technology. The matter originated in 2000 when CTT and the University of Illinois filed a case against Fujitsu in the US International Trade Commission and the Central District Court of Illinois alleging patent infringement and unpaid royalties, with respect to patents owned by the University. CTT is currently evaluating the decision and its possible ramifications.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release dated June 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

Date: June 19, 2006	By:	/s/ Michael D. Davidson
Name: Michael D. Davidson
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1
Press release dated June 19, 2006 announcing that that the United States Court of Appeals for the Federal Circuit ruled in favor of Fujitsu and against Competitive Technologies, Inc. and the Board of Trustees of the University of Illinois in a patent infringement case involving plasma display technology.